UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LOWE’S COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward- looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, changes in commodity prices, trade policy changes or additional tariffs, outbreaks of public health crises, such as the COVID-19 pandemic, availability and cost of goods from suppliers, and other factors that can negatively affect our customers. Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law. 2Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward- looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, changes in commodity prices, trade policy changes or additional tariffs, outbreaks of public health crises, such as the COVID-19 pandemic, availability and cost of goods from suppliers, and other factors that can negatively affect our customers. Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law. 2

Overview of Lowe’s Delivering the right home improvement products, with the best service and value, across every channel and community we serve OUR STORY OUR CUSTOMER OUR FOOTPRINT • Founded in 1921 in North Wilkesboro, • ~$900B home improvement market • 1,974 stores across U.S. and Canada NC as of fiscal 2020 year end o Highly fragmented market with Lowe’s share roughly 10% o 1,734 U.S. stores, serving all 50 • Headquartered in Mooresville, NC states • Do-It-Yourself (DIY), Do-It-For-Me • Over 300,000 associates (DIFM) and Pro customers§ Average ~112K square feet of • Omni-channel home improvement retail selling space • The Pro customer consists of two retailer broad categories: Construction o 240 Canada stores, including trades and maintenance, repair & RONA operations • ~230 dealer-owned stores in Canada In 2020, we made SUPPLY CHAIN CUSTOMER TRANSFORMATION ENGAGEMENT outsized gains in sales to our DIY and Pro customers, Strategic enabling us to deliver Initiatives 75-80% significant value to DIY / DIFM shareholders Customer OPERATIONAL MERCHANDISING EFFICIENCY ESCELLENCE 3Overview of Lowe’s Delivering the right home improvement products, with the best service and value, across every channel and community we serve OUR STORY OUR CUSTOMER OUR FOOTPRINT • Founded in 1921 in North Wilkesboro, • ~$900B home improvement market • 1,974 stores across U.S. and Canada NC as of fiscal 2020 year end o Highly fragmented market with Lowe’s share roughly 10% o 1,734 U.S. stores, serving all 50 • Headquartered in Mooresville, NC states • Do-It-Yourself (DIY), Do-It-For-Me • Over 300,000 associates (DIFM) and Pro customers§ Average ~112K square feet of • Omni-channel home improvement retail selling space • The Pro customer consists of two retailer broad categories: Construction o 240 Canada stores, including trades and maintenance, repair & RONA operations • ~230 dealer-owned stores in Canada In 2020, we made SUPPLY CHAIN CUSTOMER TRANSFORMATION ENGAGEMENT outsized gains in sales to our DIY and Pro customers, Strategic enabling us to deliver Initiatives 75-80% significant value to DIY / DIFM shareholders Customer OPERATIONAL MERCHANDISING EFFICIENCY ESCELLENCE 3

# Successful Implementation of Retail Fundamentals Strategy and Transition to Total Home Strategy

## Our Retail Fundamentals Strategy

| | |
|---|---|
| Merchandising Excellence | **Having the right products in the right place at the right time**<br>• Improved reset execution<br>• Expanded brand and product offerings and invested in new merchandising sets |
| Supply Chain Transformation | **Serving customers where and how they want to be served**<br>• Launched multi-year $1.7 B investment to modernize supply chain<br>• Announced expansion of distribution network including several new facilities |
| Operational Efficiency | **Simplifying store operations, improving customer service and operating income**<br>• Unlocked productivity by shifting our associates' time to 60% customer service and 40% tasking<br>• Deployed a new labor scheduling system to align labor hours with customer demand patterns |
| Customer Engagement | **Improving customer engagement and fulfilling Pro customer needs**<br>• "Owned the Pro" through investments in job lot inventory quantities, expanding national brands and increasing staffing and service levels in the Pro department<br>• Launched Pro Loyalty program with members-only benefits |

## Total Home Strategy to Accelerate Market Share Gains

**We are focused on delivering across five key growth initiatives:**

- **Intensifying Our Focus On Pro Customer**
- **Expanding Our Online Business**
- **Modernizing Installation Services**
- **Improving Localization**
- **Elevating Our Product Assortment**

LOWE'S 4

# Execution of Strategic Initiatives Leads to Outstanding Fiscal 2020 Results

## FOCUS AREAS DESIGNED TO GENERATE SUSTAINABLE SHAREHOLDER VALUE

- **Driving operational excellence throughout the enterprise**
- **Consistently generating high levels of cash flow**
- **Optimizing capital deployment**

8%
2020 Per Share Increase in Annual Dividend

$7.2 B
Dividends Paid in Last Five Years

$18.9 B
Shares Repurchased in Last Five Years

## STRONG RESULTS IN FY 2020

**$89.6 B** in Sales — **+24% YoY**

**$7.75** Diluted EPS — **+41% YoY**

**$8.86** Adjusted Diluted EPS(1) — **+54% YoY**

**$11.0 B** Cash Flows From Operations

## TSR OUTPERFORMANCE



1-Year
Lowe's
45.9%
Peer Group Median(2)
19.3%
S&P 500 Index
17.2%
3-Year
Lowe's
73.7%
Peer Group Median(2)
50.1%
S&P 500 Index
42.4%
5-Year
Lowe's
155.2%
Peer Group Median(2)
92.1%
S&P 500 Index
111.5%

**Notes:**

(1) Adjusted diluted earnings per common share ("EPS") is a non-GAAP financial measure. Refer to the Appendix for additional information as well as a reconciliation between GAAP diluted EPS and non-GAAP adjusted diluted EPS. Fiscal 2019 diluted EPS was $5.49 and adjusted diluted EPS was $5.74.

(2) Peer group includes Amazon.com, Inc., Best Buy Co., Inc., Costco Wholesale Corporation, CVS Health Corporation, Kohl's Corporation, Macy's, Inc., NIKE, Inc., Nordstrom, Inc., Starbucks Corporation, Target Corporation, The Home Depot, Inc., The Kroger Co., The TJX Companies, Inc., Walgreens Boots Alliance, Inc., and Walmart, Inc.

5

# Our Response to the Ongoing COVID-19 Pandemic

In 2020, Lowe's rose to the challenges presented by the pandemic through the hard work and dedication of our associates who supported our communities and helped our customers keep their homes and businesses safe and operational

## STORE SAFETY

We invested over **$200M** in support of numerous safety standards

- Enhanced **cleaning services** during and after operating hours
- Installed **Plexiglass shields** at all point-of-sale registers
- Developed an app to help store leaders **limit customer traffic** when necessary
- Launched **curbside pickup and buy-online-pickup-in-store lockers** to expand contactless shopping options
- Required associates to **wear masks or face coverings**
- **Provided customers with masks** in support of a nationwide mask standard

## ASSOCIATE SUPPORT

We invested over **$900M** to support our front-line hourly associates and their families

- Provided **special payments and temporary wage increases** to full and part-time hourly associates
- **Extended telemedicine benefits** to all associates and their families, even if they were not enrolled in Lowe's medical plans
- Granted **14 days of emergency paid leave** for associates in need and up to four weeks for those at high risk of severe illness from COVID-19
- **No layoffs or pay reductions**
- Provided **two extra weeks of paid vacation** to salaried front-line managers

We donated ~**$3M** to support associates through Lowe's Employee Relief Fund

## COMMUNITY IMPACT

We contributed over **$100M** to support COVID-19 relief in the communities in which we operate and live, including:

- **$55M** in relief grants to minority-owned, women-owned and rural small businesses
- **$16M donation** of essential protective products for medical professionals and first responders

We hired **90,000 associates** into permanent roles during a time of high unemployment

In fiscal 2020, we provided nearly $1.3 billion in financial support of these critical priorities

LOWE'S 6

# Executive Compensation Program Linked to our Strategy


2020 CEO PAY MIX
67% Long-Term
72% Performance-Based
11% Base Salary
22% Target Annual Incentive
33% PSUs
17% Stock Options
17% Time-Vested RSAs
72% PERFORMANCE-BASED COMPENSATION

| Element | Form | Key Characteristics | Link to Shareholder Value |
|---|---|---|---|
| Base Salary (11%) | Cash | • Fixed compensation tied to scope and responsibilities of executive's position | • Encourage retention and attraction of top talent |
| Annual Incentive Awards (22%) | Cash | • At-risk compensation tied to achievement of annual financial performance and strategic goals<br>• Payouts driven by:<br>o Sales (40%)<br>o Operating Income (40%)<br>o Inventory Improvement (10%)<br>o Pro Sales Growth (10%) | • Promote achievement of annual financial and strategic goals<br>• Incent and reward financial and operating performance |
| Long-Term Incentive Awards (67%) | Performance Share Units (PSUs) (50%) | • PSUs cliff vest at the end of a three-year performance period based on:<br>o Three-year average Return on Invested Capital (ROIC) relative to pre-determined goals<br>o Relative Total Shareholder Return (TSR) modifier | • Promote achievement of efficient long-term growth and TSR performance |
| | Stock Options (25%) | • 10-year term<br>• Vest ratably over three years | • Promote value-creating actions necessary to increase the market value of common stock |
| | Restricted Stock Awards (RSAs) (25%) | • Cliff vest on the third anniversary of the grant date | • Promote executive retention, stock ownership and alignment of interests with shareholders |

LOWE'S 7

2020 Compensation Outcomes Demonstrate Pay for Performance Alignment NEW ELEMENTS OF ANNUAL DECISIONS & OUTCOMES INCENTIVE AWARDS The Compensation Committee takes a thoughtful approach to • Added Pro Sales Growth as a strategic goal administering our program during our business transformation to focus on growing Pro sales market share • Realigned the weightings of each metric to • Annual incentive payouts for 2020 were driven by above maximum account for the addition of the Pro Sales performance in all metrics Growth metric • Sales, Operating Income, Inventory Improvement and Pro Sales 16% 12% • Eliminated the 250% maximum plus payout Growth drove overall award pay Tim oe u -ts Ves at ted200% B o as f tar e Salge aryt RSAs performance level and set maximum • Target three-year ROIC performance level for PSUs was set 7% higher than performance level at 200% prior award, at the top quartile of peer group 23% • The Committee’s decision was made following assessment of first half Target 16% RIGOROUS LONG-TERM Annual 2020 operational performance and the new retail business Stock Incentive INCENTIVE AWARDS IN 2020 environment Options The Committee seeks to maintain a culture of pay for performance • The dollar value for 2020 long-term incentive awards, including PSUs, was set in March • For example, PSUs for the 2018-2020 performance period did not pay out • The Compensation Committee elected to • 3-year average Return on Non-Cash Average Assets (RONCAA) result 33% defer finalizing the PSU performance goals to did not achieve threshold payout performance level PSUs August to establish rigorous performance metrics and targets that would be appropriate in the new retail business environment, and granting of the PSUs to September 82020 Compensation Outcomes Demonstrate Pay for Performance Alignment NEW ELEMENTS OF ANNUAL DECISIONS & OUTCOMES INCENTIVE AWARDS The Compensation Committee takes a thoughtful approach to • Added Pro Sales Growth as a strategic goal administering our program during our business transformation to focus on growing Pro sales market share • Realigned the weightings of each metric to • Annual incentive payouts for 2020 were driven by above maximum account for the addition of the Pro Sales performance in all metrics Growth metric • Sales, Operating Income, Inventory Improvement and Pro Sales 16% 12% • Eliminated the 250% maximum plus payout Growth drove overall award pay Tim oe u -ts Ves at ted200% B o as f tar e Salge aryt RSAs performance level and set maximum • Target three-year ROIC performance level for PSUs was set 7% higher than performance level at 200% prior award, at the top quartile of peer group 23% • The Committee’s decision was made following assessment of first half Target 16% RIGOROUS LONG-TERM Annual 2020 operational performance and the new retail business Stock Incentive INCENTIVE AWARDS IN 2020 environment Options The Committee seeks to maintain a culture of pay for performance • The dollar value for 2020 long-term incentive awards, including PSUs, was set in March • For example, PSUs for the 2018-2020 performance period did not pay out • The Compensation Committee elected to • 3-year average Return on Non-Cash Average Assets (RONCAA) result 33% defer finalizing the PSU performance goals to did not achieve threshold payout performance level PSUs August to establish rigorous performance metrics and targets that would be appropriate in the new retail business environment, and granting of the PSUs to September 8

# Focus on Recent Diversity & Inclusion and Sustainability Updates

## Culture, Diversity & Inclusion

- **D&I Report:** In April 2021, we released our 2020 Culture, Diversity & Inclusion Update, which includes information on our diversity and inclusion initiatives and progress
- **EEO-1 Commitment:** We have committed to begin publicly disclosing our Consolidated EEO-1 Report data in 2021
- **Achievements:**
  - Joined coalition of CEOs to form **OneTen, with the joint commitment to upskill, hire and promote one million Black Americans** over the next 10 years into family-sustaining jobs with opportunities for advancement
  - Integrated diversity into **2021 quarterly business reviews**
  - **Perfect rating of 100** on the 2020 Human Rights Campaign's Corporate Equality Index

## Corporate Sustainability

- In 2020, we refreshed our materiality assessment and conducted a **Task Force on Climate-Related Financial Disclosures (TCFD) analysis to enhance our sustainability strategy and programs**
- **Sustainability Accounting Standards Board (SASB):** We report in alignment with SASB framework in our annual Lowe's Corporate Responsibility Report
- Named to the **Dow Jones Sustainability Index (DJSI) for North America** in 2020, for the second consecutive year, one of only six retailers to be included
- We built our corporate responsibility strategy around three key areas: **Product Sustainability; Our People and Communities; and Operational Excellence**
  - **Product Sustainability:** In 2020, we had more than 40,000 ENERGY STAR® products available for sale in-store, saving customers more than $6B in lifetime energy costs
  - **People & Communities:** In 2020, we contributed more than $150 million to support our communities, including more than $100 million in pandemic-related relief
  - **Operational Excellence:** Included in the 2020 Renewable Energy Buyers Alliance Deal Tracker Top 10 List for large energy buyers as a result of our 250 megawatt solar virtual power purchase agreement in Illinois

LOWE'S 9

# Highly Engaged and Diverse Board Provides Strong Oversight of Corporate Strategy



**Raul Alvarez**
**Director Since**: 2010
Operating Partner, Advent International Corporation



**David H. Batchelder**
**Director Since**: 2018
Co-Founder and Former Principal, Relational Investors



**Angela F. Braly**
**Director Since**: 2013
Former Chair, President & CEO, WellPoint, Inc.



**Sandra B. Cochran**
**Director Since**: 2016
President & CEO, Cracker Barrel Old Country Store, Inc.



**Laurie Z. Douglas**
**Director Since**: 2015
SVP, Chief Information Officer & Chief Digital Officer, Publix Super Markets, Inc.



**Richard W. Dreiling**
**Ind. Chairman of the Board**
**Director Since**: 2012
Retired Chairman & CEO, Dollar General Corporation



**Marvin R. Ellison**
**Director Since**: 2018
President & CEO, Lowe's Companies, Inc.



**Daniel J. Heinrich***
**New in 2021**
Former EVP and CFO, The Clorox Company



**Brian C. Rogers**
**Director Since**: 2018
Retired Non-Executive Chairman, T. Rowe Price Group, Inc.



**Bertram L. Scott**
**Director Since**: 2015
Retired SVP of Population Health & Value Based Care, Novant Health



**Mary Beth West***
**New in 2021**
Retired SVP, Chief Growth Officer, The Hershey Company

**Gender**


36%
Women
64%
Men

**Ethnicity**


36%
People of Color
64%
White

***As part of our commitment to refreshment, we added two new director nominees in 2021**

## Experience and Skills

| | |
|---|---|
| Diversity | 7 |
| Corporate Governance / Regulatory / Risk Management | 11 |
| Finance | 9 |
| Marketing / Brand Management | 5 |
| Human Capital Management | 11 |
| Tech & E-Commerce | 3 |
| Senior Leadership | 11 |
| Retail Industry Experience | 6 |

10

We Value Your Support We request your support at the 2021 Annual Meeting of Shareholders FOR Election of the 11 director nominees each of the nominees ü Approval, on an advisory basis, of our NEO compensation in FOR ü fiscal 2020 Ratification of the appointment of Deloitte & Touche as our FOR independent registered public accounting firm ü Shareholder proposal regarding amending our proxy access AGAINST bylaw to remove shareholder aggregation limits 11We Value Your Support We request your support at the 2021 Annual Meeting of Shareholders FOR Election of the 11 director nominees each of the nominees ü Approval, on an advisory basis, of our NEO compensation in FOR ü fiscal 2020 Ratification of the appointment of Deloitte & Touche as our FOR independent registered public accounting firm ü Shareholder proposal regarding amending our proxy access AGAINST bylaw to remove shareholder aggregation limits 11

AppendixAppendix

# Reconciliation of Non-GAAP Financial Measures

Management of Lowe's Companies, Inc. (the Company) uses certain non-GAAP financial measures because it considers them to be important supplemental measures of the Company's performance. Management also believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. The Company has presented the non-GAAP financial measure of adjusted diluted earnings per share for comparing its operating performance for the fiscal year ended January 29, 2021 with the fiscal year ended January 31, 2020. This measure excludes the impacts of certain discrete items, as further described below, not contemplated in Lowe's business outlooks for fiscal 2020 and fiscal 2019. This non-GAAP financial measure should not be considered an alternative to, or a more meaningful indicator of, the Company's diluted earnings per share as prepared in accordance with GAAP. The Company's methods of determining non-GAAP financial measures may differ from the methods used by other companies and may not be comparable.

The following provides a reconciliation of adjusted diluted earnings per share to diluted earnings per common share, the most directly comparable GAAP financial measure.

| | Year Ended | | | | | |
|---|---|---|---|---|---|---|
| | January 29, 2021 | | | January 31, 2020 | | |
| Name | Pre-Tax Earnings | Tax | Net Earnings | Pre-Tax Earnings | Tax | Net Earnings |
| Diluted Earnings Per Share, As Reported | | | $7.75 | | | $5.49 |
| Loss on extinguishment of debt[1] | 1.41 | (0.36) | 1.05 | – | – | – |
| Canada restructuring[2] | 0.06 | – | 0.06 | 0.29 | 0.02 | 0.31 |
| Mexico adjustments[3] | – | – | – | 0.05 | (0.11) | (0.06) |
| Adjusted Diluted Earnings Per Share | | | $8.86 | | | $5.74 |

(1) Represents costs associated with the extinguishment of debt in connection with cash tender offers on an aggregate principal amount of $3.0 billion in outstanding notes.
(2) Represents pre-tax operating costs related to inventory write-downs and other closing costs associated with the Company's strategic review of its Canadian operations.
(3) Represents adjustments associated with the Company's decision to pursue a sale through liquidation of its Mexico operations, instead of its original intention of selling the operating business. As a result, the Company recognized a favorable tax benefit, offset by operating losses, net of tax, for the period associated with the wind-down of the Mexico operations.

LOWE'S 13